UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 21, 2012

STREAM GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33739	26-0420454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 William Street, Suite 310, Wellesley, Massachusetts		02481
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (781) 304-1800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Election of Peter Maquera to Board of Directors

In connection with the previously reported resignation of Gilbert Santa Maria from the Board of Directors (the “Board”) of Stream Global Services, Inc. (the “Company”), and pursuant to the Stockholders Agreement, dated as of October 1, 2009, by and among the Company, Ares Corporate Opportunities Fund II, L.P., EGS Dutchco, B.V. (“EGS Dutchco”), and NewBridge International Investment Ltd. (“NewBridge”), EGS Dutchco and NewBridge designated Peter Maquera as Mr. Santa Maria’s replacement on the Board. On March 21, 2012, the Board elected Mr. Maquera to the Board to serve until the earlier of his death, resignation, removal or the next annual meeting of stockholders of the Company. Mr. Maquera is not currently expected to be named to any committees of the Board. Except as described above, (i) there are no arrangements or understandings between the new director and any other person pursuant to which Mr. Maquera was selected as a director, and (ii) there is no transaction since the beginning of the Company’s last fiscal year, or any currently proposed transaction, between the Company and Mr. Maquera in which the amount involved exceeds $120,000.

Appointment of Michael Henricks as Interim CFO

On March 21, 2012, the Board appointed Michael Henricks to serve as the Company’s Interim Chief Financial Officer. Mr. Henricks, age 38, has served as the Company’s Senior Vice President of Global Finance since March 2011. From August 2009 to March 2011, Mr. Henricks served as Chief Financial Officer of Comdata Corporation, a payment processing company that is a subsidiary of Ceridian Corporation. From December 2007 to August 2009, Mr. Henricks served as Vice President of Finance, Pricing, Marketing and Vendor Management for Ceridian Corporation, a company that provides payment solutions in connection with human resources, payroll and benefits services. Prior to Ceridian, from January 2007 to December 2007, Mr. Henricks served as Director of Strategic Business Analysis for Ameriprise Financial, Inc., a financial services company.

In conjunction with Mr. Henricks’ appointment as Interim Chief Financial Officer, the Board’s Compensation Committee affirmed that Mr. Henricks will continue to receive an annual base salary of $222,000. In addition, Mr. Henricks will remain eligible to receive an annual bonus in a target amount of 40% of his base salary, based upon the achievement of financial, operational and individual performance objectives established in accordance with the Company’s Management Incentive Plan.

There is no family relationship between Mr. Henricks and any director or executive officer of the Company. There are no arrangements or understandings between the new director and any other person pursuant to which Mr. Henricks was selected as the Company’s interim Chief Financial Officer. There is no transaction since the beginning of the Company’s last fiscal year, or any currently proposed transaction, between the Company and Mr. Henricks in which the amount involved exceeds $120,000, other than resulting from his employment relationship with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STREAM GLOBAL SERVICES, INC.

Date: March 23, 2012

	By:	/s/ Matthew A. Ebert
	Name:	Matthew A. Ebert
	Title:	General Counsel

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